Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-61230, 333-24063, 333-24067, 333-24069, 333-48791, 333-48793, 333-91053, 333-110467) and Form S-3 (File Nos. 333-59203, 333-112216, 333-25207) of URS Corporation of our report dated December 23, 2004, except for the restatement described in Note 1, for which the date is February 9, 2005, relating to the financial statements, which appears in this Annual Report on Form 10-K/A.

San Francisco, California
February 9, 2005
/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP